Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-117602, 333-151728, 333-189336  and 333-205694) and Registration Statement on Forms S-3 (No. 333-192640, 333-214882  and 333-215747)  of Celldex Therapeutics, Inc. of our report dated April 27, 2016 relating to the financial statements of Kolltan Pharmaceuticals, Inc., which appears in this Current Report on Form 8-K/A of Celldex Therapeutics, Inc.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
February 7, 2017